JOINT FILER INFORMATION

NAME:    Frost-Nevada Investments Trust
ADDRESS:   4400 Biscayne Blvd
    Miami, FL 33137

Designated Filer:  Phillip Frost, M.D.

Issuer and Ticker Symbol:  Continucare Corporation. (CNU)

Date of Event Requiring
Statement:   May 17, 2005

FROST-NEVADA INVESTMENTS TRUST

 by:        _____________________
  Phillip Frost, M.D., Trustee